TRUST FOR ADVISED PORTFOLIOS
Code of Ethics
February 2014, as amended February 2017

1.	BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires Trust for Advised Portfolios (the “Trust”), as a registered investment company, to adopt a written Code of Ethics containing provisions reasonably necessary to prevent its “Access Persons” (as defined in Section 2 and Appendix 1 below) from engaging in any unlawful actions prohibited by the Rule.  The Rule also requires investment advisers to and principal underwriters for (each a “Fund Organization”) of the Trust (each a “Fund” and collectively, the “Funds”) to adopt a written Code of Ethics.  The Code of Ethics for the Trust and each Fund Organization and any material changes to these codes must be approved by the Board of Trustees of the Trust (the “Board”) and any material compliance violations of these codes must be reported to the Board within 30 days after the end of each calendar quarter.  The Board may only approve a Code of Ethics or a material change to a Code of Ethics after it has made a determination that the Code of Ethics contains all provisions of the Rule designed to prevent "Access Persons" (defined below) from engaging in fraudulent activities as described in Section 3 below.  In addition, certain key “Investment Personnel” (as defined below) of a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”).  Each Fund Organization whose Code of Ethics has been approved by the Board is not subject to the Trust’s Code of Ethics (hereinafter, “the Code”), unless otherwise stated herein.  Access Persons of the Trust (defined below) are not subject to a Fund Organization’s Code of Ethics, unless otherwise stated herein.

2.	KEY DEFINITIONS

For other definitions, see Appendix 1.

The term “Access Person” is defined to include:

a.
Any director/trustee, officer, general partner or Investment Personnel of the Trust who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities (defined in Appendix 1) by any series of the Trust, or whose functions relate to the making of any recommendations with respect to the purchases or sales of Covered Securities.

b.	Any natural person in a “Control” relationship to the Trust who obtains information concerning recommendations with respect to the purchase or sale of Covered Securities by a Fund.

The term "Investment Personnel" is defined to include any natural person who maintains Control of the Trust.

“Control” is defined as the power to exercise a controlling influence over the management or policies of the Trust, unless such power is solely the result of an official position with the Trust.

3.	GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits fraudulent activities by affiliated persons of the Trust or Fund Organization. Specifically, it is unlawful for any of these persons to:

a.	employ any device, scheme or artifice to defraud a Fund;

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b.
make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

c.	engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

d.	engage in any manipulative practice with respect to a Fund.

4.	CHIEF COMPLIANCE OFFICER

In order to meet the requirements of the Rule, the Code includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”). The officers of the Trust appoint the chief compliance officer of the Trust or her designee (the “Chief Compliance Officer” or “CCO”) to receive and review Reports delivered by each Access Person of the Trust in accordance with Section 5 below. In turn, the CCO will report to the Board any material violations of the Code in accordance with Section 7 below.

5.	ACCESS PERSON REPORTS

The CCO shall: (1) notify an individual if s/he qualifies as an Access Person under the above definition, and (2) maintain a list of all Access Persons (see Appendix 2). Access Persons are required to submit the following Reports to the Chief Compliance Officer for themselves and any immediate family member residing at the same address.  In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information.  The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Chief Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

a.
Initial Holdings Report. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must submit a signed report containing the following information:

(1)
The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)          The date the report is submitted by the Access Person.

A form of the Initial Holdings Report is attached as Appendix 4.

b.	Quarterly Transaction Reports. Within thirty days of the end of each calendar quarter, each Access Person must submit a signed report containing the following information:

(1)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

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(i)
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale, vesting, etc.);

(iii)	The price of the Covered Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)          The date that the report is submitted by the Access Person.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account;

(ii)          The date the account was established; and

(iii)          The date that the report is submitted by the Access Person.

A form of the Quarterly Transaction Report is attached as Appendix 5.

c.
Annual Holdings Reports. Within forty-five days of the end of each calendar year, the Access Person must submit a signed report containing the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security involved;

(2)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)          The date the report is submitted by the Access Person.

A form of the Annual Holdings Report is attached as Appendix 4.

6.	EXCEPTIONS TO REPORTING REQUIREMENTS

a.	Principal Underwriter. An Access Person of a Fund’s principal underwriter is not required to submit any Reports under Section 5 above if the principal underwriter:

(1)	is not an affiliated person of the Trust or any investment adviser to a Fund except as a result of being the principal underwriter of a Fund in the Trust; and

(2)	has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

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b.
Independent Trustee. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an "Independent Trustee”) is not required to:

(1)	submit an Initial Holdings Report or Annual Holdings Report; or

(2)
submit a Quarterly Transaction Report, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security or a Fund, that a Fund purchased or sold the Covered Security, or that a Fund or its investment adviser considered purchasing or selling the Covered Security.

c.	Access Persons. An Access Person is not required to:

(1)	submit any Reports under Section 5 above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control;

(2)	submit any Reports under Section 5 above with respect to Covered Securities issued by an affiliate of a Fund if the Fund is prohibited from investing in the affiliate’s securities;

(3)
submit any Reports under Section 5 above with respect to Covered Securities issued by a Fund’s promoter, principal underwriter, or any affiliated person of such promoter or principal underwriter if the Fund is prohibited from investing in the affiliate’s securities; or

(4)	submit a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan.

7.	ADMINISTRATION OF THE CODE OF ETHICS--REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

a.	The CCO, on behalf of the Trust, shall use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code;

b.
The CCO, on behalf of the Trust, shall circulate the Code to each Access Person upon becoming an Access Person, any time the Code is amended, and at least annually thereafter, and receive an acknowledgement from each Access Person that the Code was received, read and understood;

c.	The CCO, on behalf of the Trust, shall review all Reports to determine whether a possible violation of the Code may have occurred and/or other applicable trading policies and procedures were violated.

d.	No Access Person shall review his or her own Report(s). The CCO shall appoint an alternate to review his or her own Reports if the CCO is also an Access Person.

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e.
The CCO, on behalf of the Trust, shall prepare a written report on an annual basis describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Compliance Officer for review by the Board;

f.	On an annual basis, the CCO, on behalf of the Trust shall certify to the Board that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics; and

g.
As the Trust relies on each Fund Organization to administer its own Code of Ethics, the CCO shall request annual and quarterly reporting from each Fund Organization with respect to such Fund Organization’s Code of Ethics.

8.	COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund or the performance of their normal business duties.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on Access Persons and others in certain situations. It is expected that Access Persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.	PROHIBITED TRADING PRACTICES

a.
No Access Person may purchase or sell directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such Covered Security to his or her actual knowledge at the time of such purchase or sale:

(i)	is being considered for purchase or sale by a Fund; or

(ii)
is in the process of being purchased or sold by a Fund, or a Fund completed a purchase or sale of such security within the most recent 15 calendar day period (except that an Access Person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by the Trust);

(b)	An Access Person must obtain pre-approval from the CCO, on behalf of the Trust, before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

(c)          No Access Person may trade ahead of a Fund - a practice known as “frontrunning.”

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10.	SANCTIONS

As to any material violation of this Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) termination from employment.

The Board may also impose sanctions as it deems appropriate, including sanctions against the Fund Organization or the CCO for failure to adequately supervise its Access Persons.

11.	RECORD RETENTION

All Trust records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act.  Rule 17j-1(f) mandates the following record keeping requirements:

•	A copy of each Trust Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

•	A record of any violation of the Trust’s Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years;

•	A copy of each report made by an Access Person, as required by the Trust’s Code of Ethics, must be maintained for at least five years, the first two years in an easily accessible place;

•
A record of all persons, currently or within the past five years, who are or were required to make reports under the Trust’s Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

•	A copy of each report required by section 7(d) and section 7(e) of the Trust’s Code of Ethics must be maintained for at least five years, the first two years in an easily accessible place; and

•
A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of the securities described in section 9(b) of the Trust’s Code of Ethics, for at least five years after the end of the year in which the approval is granted.

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By:
Name:
Title:
Trust:
Date:

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Appendix 1
Definitions

Automatic Investment Plan
A program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation (for example, automated payroll deductions/contributions to an Access Person’s 401(k), other automated contributions to a mutual fund after tax savings plan, and automatic dividend reinvestment transactions).

Considered for purchase or sale
A Security is being “considered for purchase or sale” if the Adviser has placed it on a restricted list (or in a similarly designated grouping) or within the last 15 calendar days has presented the Security to its investment committee (or similarly designated portfolio manager(s)) for consideration of purchase or sale.

Covered Security
Includes any Security (see below) but does not include (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; and (iv) shares issued by open-end investment companies (i.e., mutual funds) other than Reportable Funds. Covered Security does not include a Reportable Fund that is a component of a fund of funds.

Fund	A series of the Trust.
Immediate Family Member
Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationships).

Initial Public Offering (IPO)
An offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”) the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Limited Offering	An offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.
Purchase or Sale of a Covered Security	Includes, among other things, the writing of an option to purchase or sell a Covered Security.
Reportable Fund (See Section 2 of the Code of Ethics – “Key Definitions”)
Includes, for a particular Access Person,
(i)          any Fund that is a series of the Trust,
(ii)          any registered investment company, including a Fund, for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (including any sub-adviser) (as defined in Section 2(a)(20) of the Investment Company Act); or
(iii)          any registered investment company, including a Fund, whose investment adviser or principal underwriter controls the Associated Adviser, is controlled by the Associated Adviser, or is under common control with the Associated Adviser.

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Security
Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Transaction
A transaction includes any type of acquisition or disposition of a Covered Security and/or Reportable Fund.  This includes contributions (including employer matching contributions) to any form of pension; profit sharing; 401(k); or IRA that is invested in a Covered Security and/or Reportable Fund.  It also includes the vesting of options and/or restricted stock with respect to a Covered Security and/or Reportable Fund as well as any dispositions associated with the vesting process.

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Appendix 2
List of Access Persons and Investment Personnel

Name	Title	Acknowledgement of Receipt of Code of Ethics	Is this Person also an Investment Personnel?

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Appendix 3
Form of Authorization Letter

Date
 Name of Broker
Address

Re: Brokerage Statements of [name of person]

Ladies and Gentlemen:

The above referenced person is a[position with the Trust]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the person below, please forward duplicate copies of the individual's brokerage statements and transaction confirmations to:

[Compliance Officer]
[Trust] [Address]

Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature:_________________
Name:
SSN:
Account Number:

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APPENDIX 4

INITIAL HOLDINGS REPORT

INFORMATION AS OF

Access Person’s Name:
The initial holdings report is to be submitted to the Chief Compliance Officer no later than the 10th day following their designation as an Access Person.  The information must be current.  That is, as of a date no more than 45 days prior to the above date.

1.	The following represents all Covered Securities holdings that I had a direct or indirect beneficial interest as of the above date:
□ Check this box if you are providing the information as an attachment.

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares and/or Principal Amount

2.	BROKERAGE ACCOUNTS

Name of Institution and Account Holders’ Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:                                                                                                             Reviewed:
(compliance officer signature)
Date:
Date:

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APPENDIX 5

QUARTERLY TRANSACTION REPORT

The Quarterly Report of transactions in Covered Securities, including Funds, must be submitted within 30 days following the end of the calendar quarter.

1.	Transactions Report

Note:  There is no de minimis exclusion for small transactions.  Excludable from this report are transactions in U.S. Government or Federal agency obligations, transactions in money market mutual funds, automated payroll deductions/contributions to an Access Person's 401(k), and other automated contributions to a mutual fund after tax savings plan.  Also excluded are automatic dividend reinvestment transactions.

□ Check this box if you are providing the information as an attachment.

ACQUISITIONS: (List below)	No Acquisitions executed during this Quarter
DATE	TICKER	NAME / DESCRIPTION OF SECURITY	PRINCIPAL AMT or NUMBER. OF SHARES	BUY OR SELL	PER UNIT PRICE	(ACCT) BROKER/BANK

DISPOSITIONS: (List below)			No Dispositions executed during this Quarter
DATE	TICKER	NAME / DESCRIPTION OF SECURITY	PRINCIPAL AMT or NUMBER. OF SHARES	BUY OR SELL	PER UNIT PRICE	(ACCT) BROKER/BANK

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2.	Brokerage Accounts Report

The following represents any brokerage accounts opened during the most recent calendar quarter:

□ Check this box if you are providing the information as an attachment.

NAME OF INSTITUTION AND ACCOUNT HOLDER’S NAME (I.E., YOU, SPOUSE, CHILD)	ACCOUNT NUMBER	HAVE YOU REQUESTED DUPLICATE STATEMENTS?

I acknowledge that the above listed acquisitions and dispositions comprise all reportable transactions executed during the stated quarter for accounts in which I have a beneficial interest, including accounts of a spouse, minor children or another person, if by reason of any contract, understanding, relationship, agreement or other arrangement I obtain benefits substantially equivalent to those of ownership.

Dated:
Access Person Signature

Compliance Review:

Date:	By:
Reviewer’s Signature
Print Name

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APPENDIX 6

ANNUAL HOLDINGS REPORT

Year Ended December 31,

Access Person’s Name:
(current within 45 days of the date of the Report)
Date: ___________

An annual holdings report as of each December 31 is to be submitted to the Chief Compliance Officer no later than the following February 10th.

1.	The following represents all Covered Securities holdings that I had a direct or indirect beneficial interest as of December 31:
□ Check this box if you are providing the information as an attachment.

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares and/or Principal Amount

2.	The following represents all brokerage accounts in which any Covered Securities are held for my direct or indirect benefit as of December 31:

□ Check this box if you are providing the information as an attachment.

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

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Dated:
Access Person Signature

Compliance Review:

Date:	By:
Reviewer’s Signature
Print Name

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